Exhibit 99.1

Iveda Solutions, Inc. Announces Reverse Stock Split to be Effective September 17, 2024; Publicly Traded Warrant Adjustment

Iveda Solutions, Inc. (the “Company”) (NASDAQ: IVDA) announced that it has approved a 1-for-8 reverse stock split of the outstanding and authorized shares of its common stock and corresponding adjustment to the publicly traded common stock purchase warrants.

Pursuant to the reverse stock split, each eight (8) shares of the Company’s outstanding common stock, $0.00001 par value per share, will be automatically combined and converted into one (1) outstanding share of common stock. In addition, the current publicly traded common stock purchase warrants (NASDAQ:IVDAW) will be proportionately adjusted under the current terms of the warrant agreement so that each 8 warrants will be entitled to acquire one share of common stock at a revised purchase price per share of $34.00 ($4.25 per warrant) The split will also reduce the number of the Company’s authorized common stock from 37,500,000 shares to 4,687,500 shares.

The Company will continue to be subject to periodic reporting and other requirements under the Securities and Exchange Act and the common stock and common stock purchase warrants will continue to be listed on the Nasdaq Capital Market “IVDA” and “IVDAW,” respectively.

David Ly, Chairman and CEO of the Company, indicated that the purpose of the reverse stock split is to maintain the Company’s listing of its common stock and publicly traded common stock purchase warrants on the Nasdaq Capital Market. The Company, however, cannot assure that the price of its common stock after the reverse stock split will reflect the reverse split ratio, that the price per share following the reverse split will be maintained for any period of time, or that the price will remain above the pre-split trading price.

Shares of the Company’s common stock have been assigned a new CUSIP number (46583A 303). The common stock purchase warrants will retain their current CUSIP number.

The common stock is expected to begin trading on a split-adjusted basis, beginning on Tuesday, September 17, 2024.

No fractional shares will be issued and any fractional shares resulting from the reverse stock split will be rounded up to the next whole share. Stockholders holding shares of IVDA common stock at registered brokerage firms should consult with their broker for further information on their account. Stockholders who hold shares with our transfer agent will be adjusted automatically as a book entry.

About Iveda Solutions®

Iveda (NASDAQ: IVDA) provides global solutions for cloud-based video AI search and surveillance technologies that protect the people, places, and things that matter most. Iveda’s technology delivers instant intelligence to existing infrastructure, enabling cities and organizations worldwide to seamlessly enter the fifth industrial revolution. Iveda operates at the forefront of the digital transformation of cities across the globe, using IoT platforms with smart sensors and devices to support public safety, security, elderly care, energy efficiency, and environmental preservation. Headquartered in Mesa, Arizona, with a subsidiary in Taiwan, Iveda is publicly traded under the ticker symbol “IVDA.”

Forward Looking Statements

This press release contains forward-looking statements that reflect the Company’s current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by Iveda Solutions, Inc., are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. These forward-looking statements include, but are not limited to, the statements concerning the completion of the offering, the satisfaction of customary closing conditions related to the offering, the anticipated use of proceeds therefrom and the receipt of stockholder approval. Except as required by law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, market and other conditions and those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission.

Media Contact

Olivia Civiletto Erwin

iveda@dottedlinecomm.com